Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333, 333-99317, 333-140353, and 333-156491), and on Form S-3 (Nos. 333-103392, 333-126141, and 333-159244) of UniSource Energy Corporation of our report dated February 28, 2011 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona
March 1, 2011